UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2017

INTERCONTINENTAL EXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36198	46-2286804

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 30, 2017, the U.S. Securities and Exchange Commission (the “Commission”) issued an order approving an amendment and restatement of the Seventh Amended and Restated Bylaws (as so amended, the “Bylaws”) of Intercontinental Exchange, Inc. (the “Company”), to add certain provisions applicable to equity exchanges in connection with the Company’s proposed acquisition of the National Stock Exchange. The Bylaws were previously approved by the Board of Directors of the Company on December 9, 2016. As the owner of registered national securities exchanges (including the New York Stock Exchange), the Company is required to obtain approval from the Commission for any amendments to its governing documents. The Bylaws are effective as of January 31, 2017, which is the closing date for the acquisition of the National Stock Exchange.

The Bylaws include changes to Sections 3.15, 8.1 and 11.3 to include NYSE National, Inc. and remove NYSE Market (DE), Inc. and NYSE Regulation, Inc. from the list of specified subsidiaries of the Company in the applicable provisions. The Bylaws also include new Sections 12.1 and 12.2 that specify the voting and ownership limitations placed on the Company in connection with its ownership of NYSE National, Inc.

The foregoing description is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1        Seventh Amended and Restated Bylaws of Intercontinental Exchange, Inc., effective January 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

Date: February 1, 2017	By:	/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
Senior Vice President, Associate General Counsel